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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                          PRATT & LAMBERT UNITED, INC.
                                       AT

                              $35.00 NET PER SHARE
                                       BY

                                  SWACQ, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF

                          THE SHERWIN-WILLIAMS COMPANY

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
        12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 8, 1995,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated November 9, 1995 (the "Offer to Purchase") and the related Letter of Transmittal relating to an offer by SWACQ, Inc. (the "Purchaser"), a New York corporation and a wholly-owned subsidiary of The Sherwin-Williams Company, an Ohio corporation ("Sherwin-Williams"), to purchase all of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of Pratt & Lambert United, Inc., a New York corporation (the "Company"), together with the associated Common Stock Purchase Rights (the "Rights," and together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of January 31, 1989, as amended, between the Company and Mellon Securities Trust Company, as Rights Agent, at a purchase price of $35.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.
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     Your attention is directed to the following:

          1. The offer price is $35.00 per Share, net to the seller in cash, without interest thereon.

          2. The Offer is being made for all outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, December 8, 1995, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which constitutes at least two-thirds of the outstanding Shares of the Company on a fully diluted basis. The Offer is also subject to other terms and conditions. See the Introduction and Section 14 of the Offer to Purchase.

          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. Holders of Shares whose Share Certificates (as defined in the Offer to Purchase) are not immediately available or who cannot deliver their Certificates and all other required documents to First Chicago Trust Company of New York, as depositary (the "Depositary"), or complete the procedures for book-entry transfer prior to the Expiration Date must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depositary Trust Company, the Midwest Securities Trust Company or the Philadelphia Depositary Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedure set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when Share Certificates for or confirmation of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                          PRATT & LAMBERT UNITED, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated November 9, 1995 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by SWACQ, Inc., a New York corporation and a wholly-owned subsidiary of The Sherwin-Williams Company, an Ohio corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Pratt & Lambert United, Inc., a New York corporation, together with the associated Common Stock Purchase Rights (the "Rights," and together with the Common Stock, the "Shares").

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered:
                 Shares*
Dated                     , 1995

                                   SIGN HERE

                                  Signature(s)

                          Please type or print name(s)

                                    Address

                         Area Code and Telephone Number

                  Tax Identification or Social Security Number

---------------

*Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.